Exhibit 4.23

AMENDMENT NO. 22 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 22 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 12, 2009, by and among Handy & Harman, a New York corporation (“Parent”), OMG, Inc., a Delaware corporation formerly known as Olympic Manufacturing Group, Inc. (“OMG”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Sumco Inc., an Indiana corporation (“Sumco”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI” and together with Parent, OMG, Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas, H&H Electronic, Sumco and OMG Roofing, each individually, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing” and together with H&H Canada, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina, Sheffield and SWM, each individually, a “Guarantor” and collectively, “Guarantors”), Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 13 and Waiver to Loan and Security Agreement, dated as of March 29, 2007, Amendment No. 14 to Loan and Security Agreement, dated as of July 20, 2007, Amendment No. 15 to Loan and Security Agreement, dated as of September 10, 2007, Amendment No. 16 to Loan and Security Agreement, dated as of November 5, 2007, Amendment No. 17 to Loan and Security Agreement, dated as of January 11, 2008, Amendment No. 18 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 19 to Loan and Security Agreement, dated as of February 14, 2008, Amendment No. 20 to Loan and Security Agreement, dated as of September 26, 2008, and Amendment No. 21 to Loan and Security Agreement, dated as of October 29, 2008 (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein;

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.      Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)   “Amendment No. 22” shall mean Amendment No. 22 to Loan and Security Agreement, dated as of March 12, 2009, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)   “Amendment No. 22 Effective Date” shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment No. 22 shall have been satisfied or shall have been waived by Agent.

(iii)   “Exempt Subsidiary” shall mean that certain Subsidiary of Parent designated as such in writing by Agent, Term B Loan Lender and the Required Lenders.

(iv)   “Lucas China” shall mean Lucas-Milhaupt Brazing Materials (Suzhou) Co., Ltd., a Chinese corporation that is a Subsidiary of Lucas, and its successors and assigns.

(b)  Amendments to Definitions.

(i)   Adjusted Eurodollar Rate.  The definition of “Adjusted Eurodollar Rate” in Section 1.3 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.3  ‘Adjusted Eurodollar Rate’ shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the greater of (a) (i) with respect to the Term B Loan, three and one-quarter (3.25%) percent per annum, and (ii) with respect to all other Loans, one (1%) percent per annum, and (b) the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to: (A) one (1) minus (B) the Reserve Percentage.  For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted Eurodollar Rate described in clause (b)(ii) above shall be adjusted on and as of the effective day of any change in the Reserve Percentage.”

(ii)   Applicable Margin.  The definition of “Applicable Margin” in Section 1.8 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.8  ‘Applicable Margin’ shall mean, at any time, as to the Interest Rate for Prime Rate Loans (other than the Term B Loan) and the Interest Rate for Eurodollar Rate Loans (other than the Term B Loan), the applicable percentage (on a per annum basis) set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:

Tier	Quarterly Average Excess Availability	Applicable Prime Rate Margin		Applicable Eurodollar Rate Margin
		Revolving Loans	Term Loans, Equipment Purchase Term Loans and Supplemental Loans	Revolving Loans	Term Loans, Equipment Purchase Term Loans and Supplemental Loans
I	$15,000,000 or more	1.00%	1.50%	2.75%	3.25%
II	Equal to or greater than $10,000,000 but less than $15,000,000	1.25%	1.75%	3.00%	3.50%
III	Less than $10,000,000	1.50%	2.00%	3.25%	3.75%

provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter commencing on or about April 1, 2009) and shall remain in effect until adjusted for the next fiscal quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of each fiscal quarter based on the Quarterly Average Excess Availability for the immediately preceding fiscal quarter, and (iii) the Applicable Margin through the fiscal quarter ending on or about March 31, 2009 shall be the amount set forth in Tier I above.  In the event that at any time after the end of a fiscal quarter the Quarterly Average Excess Availability for such fiscal quarter used for the determination of the Applicable Margin is different than the actual amount of the Quarterly Average Excess Availability for such fiscal quarter as a result of the inaccuracy of information provided by or on behalf of Borrowers to Agent for the calculation of Quarterly Average Excess Availability, the Applicable Margin for such prior fiscal quarter shall be adjusted to the applicable percentage based on such actual Quarterly Average Excess Availability and any difference in the amount of interest for the applicable period as a result of such recalculation shall be, in the case of additional interest to be paid, promptly paid to Agent, or in the case of excess interest paid, reimbursed to Borrowers.  The foregoing shall not be construed to limit the rights of Agent and Lenders with respect to the amount of interest payable after a Default or Event of Default whether based on such recalculated percentage or otherwise.”

(iii)   Applicable Term B Loan Margin.  The definition of “Applicable Term B Loan Margin” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Applicable Term B Loan Margin’ shall mean: (a) as to the Interest Rate for the portion of the Term B Loan bearing interest at the Prime Rate, ten (10%) percent per annum, and (b) as to the Interest Rate for the portion of the Term B Loan bearing interest at the Adjusted Eurodollar Rate, eleven and three-quarters (11.75%) percent per annum.”

(iv)   Continuing Reserve.  The definition of “Continuing Reserve” in Section 1.27 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.27  ‘Continuing Reserve’ shall mean a continuing Reserve in the amount of $2,500,000 which shall remain in effect at all times.”

(v)   EBITDA.  The definition of “EBITDA” in Section 1.32 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.32  ‘EBITDA’ shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) non cash accruals for such period for environmental liabilities (to the extent that (1) such accruals were deducted in the computation of Consolidated Net Income of such Person for such period and (2) the aggregate amount of all such accruals previously added back pursuant to this clause (e) and which remain accruals does not exceed $3,000,000), minus (f) cash expenses incurred during such period in connection with environmental liabilities to the extent accruals relating to such environmental liabilities were added back pursuant to clause (e) of this definition, plus (g) losses realized during such period in connection with the inventory hedging program of such Person (to the extent that such losses were deducted in the computation of Consolidated Net Income of such Person for such period), minus (h) gains realized during such period in connection with the inventory hedging program of such Person (to the extent that such gains were added in the computation of Consolidated Net Income of such Person for such period).”

(vi)   Eligible Accounts.  The definition of “Eligible Accounts” in Section 1.33 of the Loan Agreement is hereby amended by deleting the proviso to clause (e)(ii) of such definition and replacing it with the following:

“provided, that, a Foreign Account shall not be deemed ineligible solely for failure to comply with the requirements of this clause (e)(ii) so long as the aggregate amount of all such Foreign Accounts does not exceed at any time the lesser of (x) $3,000,000 and (y) the amount equal to fifty (50%) percent of all Foreign Accounts;”.

(vii)   Intercreditor Agreement.  The definition of “Intercreditor Agreement” in Section 1.66 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.66 ‘Intercreditor Agreement’ shall mean the Intercreditor and Subordination Agreement, dated as of February 14, 2008, as amended by Amendment No. 1 to Intercreditor and Subordination Agreement, dated as of October 29, 2008, and Amendment No. 2 to Intercreditor and Subordination Agreement, dated as of the Amendment No. 22 Effective Date, by and among Agent, Bairnco Agent and Tranche B Term Loan Agent, as acknowledged and agreed by Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.”

(viii)   Maximum Credit.  The definition of “Maximum Credit” in Section 1.82 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.82  ‘Maximum Credit’ shall mean $115,000,000.”

(ix)   Prime Rate.  The definition of “Prime Rate” in Section 1.105 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.105 ‘Prime Rate’ shall mean, on any date, the greater of (a) the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank, and (b) (i) with respect to the Term B Loan, five (5%) percent per annum, and (ii) with respect to all other Loans, three (3%) percent per annum.”

(x)   Quarterly Average Excess Availability.  The definition of “Quarterly Average Excess Availability” in Section 1.138 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.138 ‘Quarterly Average Excess Availability’ shall mean, at any time, the daily average Excess Availability for the immediately preceding fiscal quarter as calculated by Agent; provided, that, for purposes of this definition, the calculation of the amount of the Borrowing Base in the determination of the amount of Excess Availability shall be computed without regard to the Continuing Reserve.”

(xi)   Revolving Loan Limit.  The definition of “Revolving Loan Limit” in Section 1.120 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“1.120  ‘Revolving Loan Limit’ shall mean, at any time, the amount equal to $75,000,000, less the outstanding aggregate principal amount of the Term Loans, Equipment Purchase Term Loans and Supplemental Term Loans.”

(xii)   Specified Subsidiaries.  The definition of “Specified Subsidiaries” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Specified Subsidiaries’ shall mean, collectively, (a) Maryland Wire, (b) H&H Tube, (c) H&H Electronic, (d) Hardy & Harman Ele (Asia) SdN Bhd., a Malaysian corporation, (e) Indiana Tube Denmark (effective as of December 31, 2008), (f) Sumco (effective upon the consummation of either (x) the sale of all of the Capital Stock of Sumco as permitted by Section 9.7(b)(viii) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of Sumco as permitted by Section 9.7(b)(viii) hereof (other than the Real Property and related Equipment of Sumco located in Indianapolis, Indiana) and either the cessation of operations of Sumco or the winding up, liquidation or dissolution of Sumco as permitted by Section 9.7(c) hereof), and (g) the Exempt Subsidiary (effective upon the consummation of either (x) the sale of all of the Capital Stock of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of the Exempt Subsidiary).”

(xiii)   Term B Loan.  The definition of “Term B Loan” in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“ ‘Term B Loan’ shall mean the term loan made by or on behalf of Term B Loan Lenders to Borrowers as provided for in Section 2.3C hereof.”

(c)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Letters of Credit.

(a)  Section 2.2(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

 “(b)  In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Revolving Loan Lenders, a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the benefit of Revolving Loan Lenders such letter of credit fee, at a rate equal four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Revolving Loan Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.”

(b)  Section 2.2(e) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(e)  Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $15,000,000.”

3.      Term Loans, Equipment Purchase Term Loans and Supplemental Loans.  Subject to the absence of any Events of Default and subject to such terms and conditions to be agreed upon among Agent, Revolving Loan Lenders and Administrative Borrower pursuant to an amendment to the Loan Agreement and amendments to existing Financing Agreements or new Financing Agreements (if any) to be entered into in accordance with the terms hereof, Revolving Loan Lenders severally (and not jointly) will agree to increase the outstanding principal amount of the Term Loans to an amount not to exceed the lesser of (a) $15,000,000 and (b) the sum of (i) eighty-five (85%) percent of the net orderly liquidation value of certain Equipment of Borrowers and Guarantors to be agreed upon among Revolving Loan Lenders and Administrative Borrower, as such value is set forth in the appraisals described in the proviso below, and (ii) sixty (60%) percent of the fair market value of certain Real Property of Borrowers and Guarantors to be agreed upon among Revolving Loan Lenders and Administrative Borrower, as such value is set forth in the appraisals described in the proviso below; provided, that, (x) the agreement of Revolving Loan Lenders to increase the principal amount of the Term Loans in accordance with this Section shall be conditioned upon, among other things, the receipt by Agent of written appraisals as to such Equipment and Real Property, in form, scope and methodology acceptable to Agent and by appraisers acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely, and (y) Borrowers shall not be required to pay to Lenders an additional amendment fee in connection with such increase in the principal amount of the Term Loans.

4.      Term B Loan.

(a)  Section 2.3C(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  Making of the Term B Loan.  (i) Borrowers and Guarantors hereby acknowledge, confirm and agree that (A) Term B Loan Lenders made a term loan to Borrowers on the Amendment No. 12 Effective Date in the original principal amount of $42,000,000 and certain Term B Loan Lenders made an additional term loan to Borrowers on the Amendment No. 18 Effective Date in the original principal amount of $4,000,000 (collectively, the “Term B Loan”), and (B) as of the Amendment No. 22 Effective Date and immediately prior to giving effect thereto, Borrowers are indebted to Term B Loan Lenders for the Obligations in respect of the Term B Loan in the principal amount of $42,333,333 (the “Amendment No. 22 Term B Loan Balance”), plus accrued interest and fees thereon.  (ii)  On the Amendment No. 22 Effective Date, subject to and upon the terms and conditions contained herein and in Amendment No. 22, Borrowers shall prepay the Amendment No. 22 Term B Loan Balance in the amount of $2,333,333 with proceeds of Revolving Loans, so that after giving effect thereto, the outstanding principal amount of the Term B Loan shall equal the amount of $40,000,000.  (iii)  Within one (1) Business Day following the effective date of any increase in the outstanding principal amount of the Term Loans pursuant to an amendment to this Agreement (if any) to be entered into in accordance with the terms hereof, subject to the terms and conditions of such amendment, Borrowers shall prepay the Term B Loan in an amount equal to the lesser of (A) $5,000,000 and (B) the amount equal to the difference between (x) the aggregate principal amount of the Term Loans immediately after giving effect to such increase and (y) the aggregate outstanding principal amount of the Term Loans, Equipment Purchase Term Loans and Supplemental Term Loans immediately prior to giving effect to such increase.”

(b)  Section 2.3C(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  Repayment of Term B Loan.  The principal amount of the Term B Loan shall be repaid in full on the Termination Date (or if earlier, upon an Event of Default as provided in Section 10.2 hereof).  Borrowers may make a voluntary prepayment, without premium or penalty, in whole or in part of the outstanding principal amount of the Term B Loan so long as each of the following conditions is satisfied: (i) as of the date of any such prepayment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) for each of the thirty (30) consecutive days prior to any such prepayment, Excess Availability shall have been not less than $15,000,000 and immediately after giving effect to any such prepayment, Excess Availability shall be not less than $15,000,000, and (iii) Borrowers shall provide Agent with at least one (1) but no more than five (5) Business Days’ prior written notice of such voluntary prepayment.  Any principal amount of the Term B Loan which is repaid or prepaid may not be reborrowed.”

(c)  Section 2.3C(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)  Term B Loan Fees.

(i)  Borrower agrees to pay Agent, for the benefit of the Term B Loan Lender, the fees and other amounts set forth in the Term B Loan Fee Letter in the amounts and at the time specified therein.

(ii)  In the event that any of the Term B Loan is prepaid prior to the eighteen (18) month anniversary of the Amendment No. 22 Effective Date, except as otherwise provided below, Borrowers, jointly and severally, shall pay to Agent, for the account of Term B Loan Lenders (to the extent and in accordance with the arrangements between Term B Loan Lenders), a non-refundable prepayment fee (“Prepayment Fee”) in an amount equal to (A) three (3%) percent of the amount of the prepayment, if such prepayment is made prior to the twelve (12) month anniversary of the Amendment No. 22 Effective Date, and (B) one (1%) percent of the amount of the prepayment, if such prepayment is made after the twelve (12) month anniversary of the Amendment No. 22 Effective Date but on or before the eighteen (18) month anniversary of the Amendment No. 22 Effective Date.  Each such Prepayment Fee shall be due and payable on the date of each such prepayment.  Notwithstanding the foregoing, no Prepayment Fee shall be payable pursuant to this Section in connection with (A) the prepayments required to be made under Section 2.3C(a) or 2.4(c) hereof, and (B) any prepayment (in an amount up to $5,000,000) required to be made in connection with an increase in the outstanding principal amount of the Term Loans.”

5.      Mandatory Prepayments.  Section 2.4(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  (i) Upon the sale or disposition of any Collateral by any Borrower or any of its Subsidiaries as permitted in Section 9.7(b)(ii) or (vi) hereof, the sale by Canfield, Lucas, H&H Tube or H&H Canada of the fee-owned Real Properties of such Borrowers and Guarantors located in Canfield, Ohio, Cudahy, Wisconsin, Norristown, Pennsylvania and Rexdale, Ontario, respectively, as permitted in Section 9.7(b)(vii) hereof, the sale of all or substantially all of the Capital Stock or the assets and properties of Canfield as permitted in Section 9.7(b)(viii) hereof, or the sale or disposition of any Collateral by any Borrower or any of its Subsidiaries not otherwise permitted by the terms of this Agreement but consented to by the Required Lenders, Borrowers shall immediately prepay the Obligations as set forth below, in an amount equal to 100% of the Net Cash Proceeds received by such Borrower or such Subsidiary in connection with such sale or disposition:

(A)  if such sale or disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans, second, to the outstanding principal amount of the Term Loans, third, to the outstanding principal amount of the Equipment Purchase Term Loans, fourth, to the outstanding principal amount of the Supplemental Term Loans, and fifth, to the outstanding principal amount of the Term B Loan; and

(B)  if such sale or disposition includes any Collateral (other than Inventory or Accounts), then the portion of the Net Cash Proceeds attributable to such other Collateral shall be applied, first, to the outstanding principal amount of the Term Loans, second, to the outstanding principal amount of the Equipment Purchase Term Loans, third, to the outstanding principal amount of the Supplemental Term Loans, and fourth, at Borrowers’ option, to either (x) the outstanding principal amount of the Term B Loan or (y) the outstanding principal amount of the Revolving Loans so long as (in the case of this clause (y) only) Agent establishes and maintains a permanent Reserve in an amount equal to the amount of such Net Cash Proceeds that are so applied by the prepayment of the Revolving Loans.

(ii) Upon the sale or disposition of the Capital Stock, assets or properties of Indiana Tube Denmark as permitted in Section 9.7(b)(v) hereof, the sale or disposition of the Real Property of Sumco located in Indianapolis, Indiana as permitted in Section 9.7(b)(vii) hereof, the sale or disposition of the Capital Stock, assets or properties of Sumco as permitted in Section 9.7(b)(viii) hereof, or the sale or disposition of the Capital Stock, assets or properties of the Exempt Subsidiary as permitted in Section 9.7(b)(ix) hereof, Borrowers shall immediately prepay the Obligations as set forth below, in an amount equal to 100% of the Net Cash Proceeds received by the applicable Borrower, Guarantor or Subsidiary in connection with such sale or disposition:

(A)  if such sale or disposition includes Inventory or Accounts, then the portion of the Net Cash Proceeds from such sale or other disposition attributable to such Inventory or Accounts shall be applied, first, to the outstanding principal amount of the Revolving Loans in an amount equal to the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations then outstanding which are based on such Inventory or Accounts, second, to the outstanding principal amount of the Term B Loan, third, to the outstanding principal amount of the Revolving Loans in an amount equal to the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations then outstanding which are not based on such Inventory or Accounts, fourth, to the outstanding principal amount of the Term Loans, fifth, to the outstanding principal amount of the Equipment Purchase Term Loans, and sixth, to the outstanding principal amount of the Supplemental Term Loans; and

(B)  if such sale or disposition is of any Collateral (other than Inventory or Accounts), then:

(1)  the portion of the Net Cash Proceeds from such sale or other disposition attributable to the Real Property and Equipment included in such sale or disposition shall be applied, first, to the outstanding principal amount of the Term Loans (which prepayment shall in no event be less than (aa) the amount of $802,217 in connection with the sale of Real Property by Sumco located in Indianapolis, Indiana, (bb) $86,054 in connection with the sale of Equipment of Sumco, (cc) $556,292 in connection with the sale of Real Property by the Exempt Subsidiary, and (dd) $241,049 in connection with the sale of Equipment by the Exempt Subsidiary), second, to the outstanding principal amount of the Supplemental Term Loans (which prepayment shall in no event be less than (aa) the amount of $491,000 in connection with the sale of Real Property by Sumco located in Indianapolis, Indiana, (bb) $53,000 in connection with the sale of Equipment of Sumco, (cc) $341,000 in connection with the sale of Real Property by the Exempt Subsidiary, and (dd) $148,000 in connection with the sale of Equipment by the Exempt Subsidiary), third, to the outstanding principal amount of the Term B Loan, and fourth, to the outstanding principal amount of the Revolving Loans, and

(2)  all other Net Cash Proceeds from such sale or other disposition of Collateral (other than Inventory and Accounts) shall be applied, first, to the outstanding principal amount of the Term B Loan, second, to the outstanding principal amount of the  Term Loans, third, to the outstanding principal amount of the Supplemental Loans, fourth, to the outstanding principal amount of the Equipment Purchase Term Loans, and fifth, to the outstanding principal amount of the Revolving Loans,”.

6.      Fees.

(a)  Unused Line Fee.  Section 3.2(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  Borrowers shall pay to Agent, for the account of Revolving Loan Lenders, monthly an unused line fee at a rate equal to one half of one (.50%) percent per annum calculated upon the amount by which the Specified Unused Line Fee Amount exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.  For purposes of this Section, the term “Specified Unused Line Fee Amount” shall mean, at any time, the amount equal to the total amount of Revolving Loan Commitments at such time, less $5,000,000.”

(b)  Arrangement Fee.  Section 3.2 of the Loan Agreement is hereby amended by inserting the following new subsection (e) to the end of such Section:

“(e)  Borrowers shall pay to Agent, for its own account, an arrangement fee in the amount of the Specified Arrangement Fee Amount (as hereinafter defined), which fee shall be fully earned on the Amendment No. 22 Effective Date and payable on July 1, 2010 (the “Specified Arrangement Fee Payment Date”); provided, that, the entire amount of such arrangement fee shall become immediately due and payable, without notice or demand, at Agent’s option, upon the termination of this Agreement prior to the Specified Arrangement Fee Payment Date.  For purposes of this Section, the term “Specified Arrangement Fee Amount” shall mean the aggregate amount of the Commitments in respect of the Revolving Loans, Term Loans, Equipment Purchase Term Loans and Supplemental Loans on the Specified Arrangement Fee Payment Date (or, if earlier, immediately preceding the date of termination of this Agreement), multiplied by one quarter of one (.25%) percent.  Notwithstanding the foregoing, in the event that prior to the Specified Arrangement Fee Payment Date, all of the Obligations in respect of the Revolving Loans and Letter of Credit Accommodations (other than contingent indemnification obligations that survive the termination of the Loan Agreement) shall have been indefeasibly paid and satisfied in full in immediately available funds (and Agent shall have received cash collateral as provided in Section 13.1(a) of the Loan Agreement) and the Commitments have been terminated, Borrowers shall not be required to pay the Specified Arrangement Fee Amount otherwise payable pursuant to this Section.”

7.      Financial Statements and Other Information.  Section 9.6(a) of the Loan Agreement is hereby amended by deleting subsections (iii) and (iv) from such Section in their entirety and replacing them with the following:

“(iii)  within ninety (90) days after the end of each fiscal year (other than the fiscal years ended December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010), audited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) and unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended;

(iv)  within one hundred fifty (150) days after the end of the fiscal years ended December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, annual unaudited consolidated financial statements of Parent and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity) and annual unaudited consolidating financial statements of Parent and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, all of which unaudited consolidated financial statements and unaudited consolidating financial statements (other than the statement of federal deferred tax assets and liabilities) shall be certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and the absence of footnotes; and”.

8.      Sale of Assets, Consolidation, Merger, Dissolution, Etc.

(a)                 Section 9.7(b) of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (vii), and (b) inserting the following new subsection (ix) immediately prior to the semicolon at the end of such Section:

“and (ix) the sale by Parent of the Capital Stock of the Exempt Subsidiary or the sale of assets and properties of the Exempt Subsidiary; provided, that, such sale shall be on such terms and conditions satisfactory to and approved in writing by Agent, Term B Loan Lender and the Required Lenders;”.

(b)                 Section 9.7(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  wind up, liquidate or dissolve, except that Sumco, any Guarantor or Indiana Tube Denmark may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied: (i) the winding up, liquidation and dissolution of Sumco, such Guarantor or Indiana Tube Denmark shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Indiana Tube Denmark, any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of Sumco, such Guarantor or Indiana Tube Denmark shall be duly and validly transferred and assigned to a Borrower or Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets; provided, that, in the event that Sumco has ceased its operations following the sale or other disposition of substantially all of its assets and properties as permitted by Section 9.7(b)(viii) hereof but retained its Real Property and related Equipment located in Indianapolis, Indiana, Sumco shall not be required to comply with this clause (iii), (iv) Agent shall have received all documents and agreements that Indiana Tube Denmark, any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of Sumco, such Guarantor or Indiana Tube Denmark to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; or”.

9.      Encumbrances.  Section 9.8 of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (o) of such Section, (b) deleting the period appearing at the end of subsection (p) of such Section and replacing it with “; and” and (c) adding the following new subsection (q) at the end of such Section:

“(q) the security interests and liens in favor of any lender to Lucas China on the assets and properties of Lucas China (other than any Capital Stock of a Borrower or Guarantor) securing the Indebtedness permitted under Section 9.9(p) hereof.”

10.    Indebtedness to Tranche B Term Loan Lenders.

(a)  Section 9.9(f)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i)  the principal amount of such Indebtedness shall not exceed $44,100,000 (exclusive of non-cash capitalized interest and/or fees in respect of such Indebtedness which is added to the principal amount thereof pursuant to the Tranche B Term Loan Lender Agreements (as in effect on the Amendment No. 22 Effective Date)), less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory,”.

(b)  Section 9.9(f)(iv) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(iv)  Borrowers and Guarantors shall not, directly or indirectly:

(A)  amend, modify, alter or change in any material respect any of the terms of such Indebtedness or any of the Tranche B Term Loan Lender Agreements (as in effect on the Amendment No. 22 Effective Date), except, that, Borrowers and Guarantors may, after prior written notice to Agent, (1) amend, modify, alter of change the terms thereof so as to (aa) extend the maturity thereof, (bb) defer the timing of any payments in respect thereof, (cc) forgive or cancel any portion of such Indebtedness, other than pursuant to payments thereof, (dd) reduce the interest rate or any fees in connection therewith, (ee) release any liens on or security interests in any assets or properties of Borrowers or Guarantors, or (ff) increase the interest rate in connection therewith to a rate equal to the rates set forth in clauses (a)(v) and (a)(vi) of the definition of “Interest Rate” (as in effect on the Amendment No. 22 Effective Date) plus three (3%) percent per annum, or (2) transfer or assign the obligations of Borrowers and Guarantors in respect of such Indebtedness to WHX, so long as any such transfer or assignment shall be on terms and conditions, and evidenced by such documentation, in form and substance acceptable to Agent, or

(B)  redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted in clause (iii) above, and”.

11.    Indebtedness under Bairnco Guaranty Documents.  Section 9.9(o)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i) the aggregate amount of the Bairnco Debt shall not exceed $12,000,000, as such amount may be reduced in accordance with the terms of the Intercreditor Agreement;”.

12.    Indebtedness of Lucas China.  Section 9.9 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of clause (o) of such Section and replacing it with a semicolon, and (b) adding the following new clause (p) at the end of such Section:

“and (p) Indebtedness of Lucas China, provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed $1,000,000 at any time; (ii) no Borrower or Guarantor shall be directly or indirectly liable in respect of such Indebtedness (by virtue of such Borrower or Guarantor being the primary obligor on such Indebtedness, guarantor of such Indebtedness, or otherwise), (iii) no Letter of Credit Accommodations shall support any such Indebtedness, other than Letter of Credit Accommodations for the account of Lucas for the benefit of the lender to Lucas China; and (iv) the occurrence of a default with respect to such Indebtedness shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare, a default on Indebtedness of such Borrower or Guarantor or cause the payment of Indebtedness of such Borrower or Guarantor to be accelerated or payable prior to its stated maturity”

13.    Loans, Investments, Etc.

(a)  Section 9.10(k)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)  unsecured loans by Parent to WHX for purposes other than those described in Section 9.10(j) hereof, provided, that, (i) Parent shall not make any such loans to WHX in an amount in excess of the principal amount of $2,500,000 during the period from the Amendment No. 22 Effective Date through March 31, 2010, and Parent shall not make any such loans to WHX in an amount in excess of the principal amount of $2,500,000 from and after April 1, 2010, (ii) the aggregate outstanding principal amount of such loans shall not exceed $12,000,000 at any time, (iii) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (iv) the Indebtedness arising pursuant to such loans shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by Parent as Agent may require, (v) as of the date of such loans and after giving effect thereto, Parent shall be Solvent, (vi) as of the date of such loans and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vii) the average Excess Availability for the thirty (30) consecutive days immediately preceding the date of such loans shall not have been less than $7,500,000, (viii) on the date of such loans and after giving effect thereto, Excess Availability shall not be less than $7,500,000, and (viii) such loans shall be repaid in full on or before the Termination Date;”.

(b)  Section 9.10 of the Loan Agreement is hereby further amended by (a) deleting “and” appearing at the end of subsection (l) of such Section, (b) deleting the period appearing at the end of subsection (m) of such Section and replacing it with a semicolon, and (c) adding the following new subsection (n) at the end of such Section:

“(n)  the equity investments of Borrowers and Guarantors in Lucas China existing on the Amendment No. 22 Effective Date in the amount not to exceed $915,000, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of Lucas China.”

14.    Financial Covenants.

(a)  Section 9.17(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  EBITDA.  Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each fiscal month set forth below to be less than the applicable amount set forth below for such fiscal month:

Fiscal Month End	Minimum EBITDA

February 28, 2009	$32,000,000
March 31, 2009	$32,000,000
April 30, 2009	$32,000,000
May 31, 2009	$32,500,000
June 30, 2009	$33,000,000
July 31, 2009	$33,500,000
August 31, 2009	$34,000,000
September 30, 2009	$34,500,000
October 31, 2009	$35,000,000
November 30, 2009	$35,500,000
December 31, 2009 and each fiscal month ending thereafter	$36,000,000

provided, that, for each fiscal month following the consummation of either (x) the sale of all of the Capital Stock of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof or (y) the sale or other disposition of all or substantially all of the assets and properties of the Exempt Subsidiary as permitted by Section 9.7(b)(ix) hereof and the cessation of operations of the Exempt Subsidiary (the “Exempt Subsidiary Sale”), Parent and its Subsidiaries shall not permit EBITDA of Parent and its Subsidiaries (other than the Exempt Subsidiary and the other Specified Subsidiaries), on a consolidated basis, for the twelve (12) consecutive fiscal months ending on the last day of each such fiscal month set forth above to be less than the applicable amount set forth above for such fiscal month, less the amount equal to EBITDA of the Exempt Subsidiary for the twelve (12) consecutive fiscal months ending on the last day of the fiscal month prior to the Exempt Subsidiary Sale (as such amount shall be verified, at Borrowers’ expense, by an independent accounting firm acceptable to Agent and Term B Loan Lenders).”

(b)  Section 9.17(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(c)  Maximum Capital Expenditures.  Parent and its Subsidiaries shall not, directly or indirectly, make or commit to make (whether through purchase, capital lease or otherwise) Capital Expenditures in any period of twelve (12) consecutive fiscal months ending on the last day of each fiscal month (commencing with the twelve (12) consecutive fiscal month period ending on February 28, 2009) in excess of $12,500,000.”

(c)  Section 9.17(d) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(d)  Senior Leverage Ratio.  Parent and its Subsidiaries shall not permit the Senior Leverage Ratio as of the last day of each fiscal month to be greater than 3.0 to 1.”

15.    Additional Guaranties and Collateral Security.  In addition to, and not in limitation of the provisions of Section 9.18 of the Loan Agreement, within one hundred (120) days following the Amendment No. 22 Effective Date (or such longer period as Agent may agree in its sole discretion), Borrowers and Guarantors shall cause:

(a)                 each of The 7 Orne Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“Orne Street”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“28 Grant Street”), and 20 Grant Street Nominee Trust, a Massachusetts nominee trust and a wholly owned subsidiary of H&H Electronic (“20 Grant Street” and together with Orne Street and 28 Grant Street, each a “Subsidiary Trust” and collectively, the “Subsidiary Trusts”), to execute and deliver to Agent, in form and substance satisfactory to Agent: (i) a guaranty guaranteeing the Obligations, (ii) a security agreement, (iii) one or more Mortgages creating on the fee-owned Real Property of such Subsidiary Trust a perfected, first priority lien on such Real Property, a title insurance policy covering such Real Property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance reasonably satisfactory to Agent, together with such other agreements, instruments and documents as the Agent may reasonably require, (iv) an Information Certificate, and (v) such other agreements, instruments, certificates, approvals, legal opinions or other documents reasonably requested by Agent in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such security agreement or Mortgage or otherwise to effect the intent that each such Subsidiary Trust shall become bound by all of the terms, covenants and agreements contained in the Financing Agreements and that all property and assets of such Subsidiary Trust shall become Collateral for the Obligations; and

(b)                 H&H Electronic to execute and deliver a pledge agreement with respect to the Capital Stock of each Subsidiary Trust, together with (i) certificates (if any) evidencing all of the Capital Stock of such Subsidiary Trust (if any), (ii) undated powers or other appropriate instruments of assignment executed in blank with signature guaranteed (if applicable), (iii) if requested by Agent, such opinion of counsel and such approving certificate of such Subsidiary Trust as Agent may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such Capital Stock, and (iv) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by Agent.

16.    Intellectual Property Licenses.  Section 9.19 of the Loan Agreement is hereby amended by inserting the following new subsection (c) to the end of such Section:

“(c)  No Borrower or Guarantor shall assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to any Intellectual Property, or otherwise dispose of any Intellectual Property, in each case without the prior written consent of Agent, except that any Borrower or Guarantor may, after written notice to Agent, grant a non-exclusive license relating to any Intellectual Property to another Borrower or Guarantor in the ordinary course of business.”

17.    After Acquired Real Property.  Section 9.20 of the Loan Agreement is hereby amended by deleting the reference to “$350,000” and replacing it with “$425,000”.

18.    Costs and Expenses.  Section 9.22(f) of the Loan Agreement is hereby amended by deleting the reference to “$850 per person per day” and replacing it with “$900 per person per day”.

19.    Term.  Section 13.1(a) of the Loan Agreement is hereby amended by deleting the first sentence from such Section in its entirety and replacing it with the following:

“This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on June 30, 2011 (the “Termination Date”), unless sooner terminated pursuant to the terms hereof.”

20.    Schedules to Loan Agreement.  The Loan Agreement is hereby amended by deleting Schedule 1.24 thereto and replacing it with the Schedule set forth on Schedule 1 attached to this Amendment.

21.    Amendment Fees.  In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, in connection with the execution and delivery of this Amendment:

(a)                 Borrowers shall pay to Agent, for the ratable benefit of Revolving Loan Lenders (to the extent and in accordance with the arrangements between Agent and each Revolving Loan Lender), an amendment fee in the aggregate amount described below, which fee shall be fully earned on the Amendment No. 22 Effective Date and payable as follows: (i) the amount of $375,000 shall be due and payable on the Amendment No. 22 Effective Date and (ii) the Specified Revolving Loan Fee Amount (as hereinafter defined) shall be due and payable on July 1, 2010 (the “Specified Revolving Loan Fee Payment Date”); provided, that, the entire amount of such amendment fee shall become immediately due and payable, without notice or demand, at Agent’s option, upon the termination of the Loan Agreement prior to the Specified Revolving Loan Fee Payment Date.  For purposes of this Section, the term “Specified Revolving Loan Fee Amount” shall mean the aggregate amount of the Commitments in respect of the Revolving Loans, Term Loans, Equipment Purchase Term Loans and Supplemental Loans on the Specified Revolving Loan Fee Payment Date (or, if earlier, on the date immediately preceding the date of termination of the Loan Agreement), multiplied by one quarter of one (.25%) percent.  Notwithstanding the foregoing, in the event that prior to the Specified Revolving Loan Fee Payment Date, all of the Obligations in respect of the Revolving Loans and Letter of Credit Accommodations (other than contingent indemnification obligations that survive the termination of the Loan Agreement) shall have been indefeasibly paid and satisfied in full in immediately available funds (and Agent shall have received cash collateral as provided in Section 13.1(a) of the Loan Agreement) and the Commitments have been terminated, Borrowers shall not be required to pay the Specified Revolving Loan Fee Amount otherwise payable pursuant to this Section.

(b)                 Borrowers shall pay to Agent, for the benefit of Term B Loan Lenders (to the extent and in accordance with the arrangements among Term B Loan Lenders), an amendment fee in the aggregate amount described below, which fee shall be fully earned on the Amendment No. 22 Effective Date and payable as follows: (i) the amount of $500,000 shall be due and payable on the Amendment No. 22 Effective Date and (ii) the Specified Term B Loan Fee Amount (as hereinafter defined) shall be due and payable on July 31, 2009 (the “Specified Term B Loan Fee Payment Date”); provided, that, the entire amount of such amendment fee shall become immediately due and payable, without notice or demand, at the option of Term B Loan Lenders, upon the termination of the Loan Agreement prior to the Specified Term B Loan Fee Payment Date.  For purposes of this Section, the term “Specified Term B Loan Fee Amount” shall mean the amount (if positive) equal to (1) the outstanding balance of the Term B Loan on the Specified Term B Loan Fee Payment Date (or, if earlier, on the date immediately preceding the date of termination of the Loan Agreement), multiplied by two and one-half (2.5%) percent, less (2) $500,000.

(c)                 Agent shall have the option to charge the foregoing fees to any loan account of any Borrower maintained by Agent.

22.    Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)                 Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)                 Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 2 to the Intercreditor Agreement (the “Intercreditor Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent and Tranche B Term Loan Agent, and acknowledged by Borrowers and Guarantors, which Intercreditor Agreement shall be in full force and effect;

(c)                 Agent shall have received, in form and substance satisfactory to Agent, an amendment to each of the Mortgages relating to the Real Property owned by Parent located in Fairfield, Connecticut, the Real Property owned by Daniel Radiator located in Waterbury, Connecticut, the Real Property owned by Indiana Tube located in Evansville, Indiana and the Real Property owned by Sumco located in Indianapolis, Indiana;

(d)                 Agent shall have received, in form and substance satisfactory to Agent, an amendment to the Tranche B Term Loan Agreement (the “Tranche B Amendment”), duly authorized, executed and delivered by Tranche B Term Loan Agent, Tranche B Term Loan Lenders, Borrowers and Guarantors, which Tranche B Amendment shall be in full force and effect on the date hereof and shall provide for, among other things, an extension of the Termination Date (as defined in the Tranche B Term Loan Agreement ) to a date no earlier than June 30, 2011;

(e)                 Agent shall have received, in form and substance satisfactory to Agent, Amendment No. 4 to the Bairnco Credit Agreement (the “Bairnco Credit Agreement Amendment”), duly authorized, executed and delivered by Bairnco Agent, Bairnco Lenders, the Bairnco Companies, Borrowers and Guarantors, which Bairnco Credit Agreement Amendment shall be in full force and effect on the date hereof and shall provide that, among other things, the Indebtedness of Borrowers and Guarantors under the Bairnco Guaranty Documents shall not be due and payable prior to June 30, 2012 (except as set forth in the Intercreditor Agreement);

(f)                 Agent shall have received, in form and substance satisfactory to Agent, the Second Amendment to the Bairnco Guaranty (the “Bairnco Guaranty Amendment”), duly authorized, executed and delivered by Borrowers, Guarantors and Bairnco Agent, which Bairnco Guaranty Amendment shall be in full force and effect on the date hereof;

(g)                 Agent shall have received, in form and substance satisfactory to Agent, an Assignment and Acceptance between Textron Financial Corporation (“Textron”) and Wachovia Bank, National Association, in its individual capacity (in such capacity, “Wachovia”), duly authorized, executed and delivered by Textron and Wachovia, pursuant to which, among other things, Textron shall assign its entire Commitment to Wachovia;

(h)                 Agent shall have received, in form and substance satisfactory to Agent, an Assignment and Acceptance between Wachovia and Bank of America, N.A. (“BofA”), duly authorized, executed and delivered by Wachovia and BofA, pursuant to which, among other things, Wachovia shall assign $10,500,000 of its Commitment to BofA;

(i)                 Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(j)                 no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect hereto.

23.    Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which  representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  within sixty (60) days following the Amendment No. 22 Effective Date (or such longer period as Agent may agree in its sole discretion), Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policies relating to Mortgages encumbering the Real Property owned by Indiana Tube located in Evansville, Indiana and the Real Property owned by Sumco located in Indianapolis, Indiana: (i) insuring the priority and amount of such Mortgages (as so amended), and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by Agent for the protection of its interest with respect to such Mortgages (as so amended);

(b)  each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect;

(c)  this Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(d)  the execution, delivery and performance of this Amendment and the other Amendment Documents (i) are all within each Borrower’s and Guarantor’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Documents and the Bairnco Loan Documents) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

(e)  neither the execution and delivery of this Amendment or the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan Documents and the Bairnco Loan Documents), and (v) violates or shall violate any provision of the certificate of incorporation, by-laws or other organizational documentation of any Borrower or Guarantor;

(f)  No action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment or the other Amendment Documents;

(g)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(h)  the Tranche B Amendment has been executed and delivered by all parties thereto and is in full force and effect;

(i)  the Bairnco Credit Agreement Amendment and the Bairnco Guaranty Amendment have been executed and delivered by all parties thereto and are in full force and effect; and

(j)  no Default or Event of Default exists or has occurred and is continuing on the date hereof.

24.    General Release.  Each Borrower and Guarantor may have certain Claims (as hereinafter defined) against the Released Parties (as hereinafter defined) regarding or relating to the Loan Agreement or the other Financing Agreements.  Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each Borrower and Guarantor makes the release contained in this Section.  In consideration of Agent’s and Lenders’ entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the other Financing Agreements (collectively, all of the foregoing are the “Claims”).  Each Borrower and Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by such Borrower or Guarantor against the Released Parties which is not released hereby.  Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

25.    Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

26.    Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

27.    Governing Law.  The validity, interpretation and enforcement of this Amendment and the other Amendment Documents (except as otherwise provided therein) any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

28.    Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

29.    Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

30.    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/
Name:
Title:

LENDERS

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/
Name:
Title:

BANK OF AMERICA, N.A.

By:	/s/
Name:
Title:

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ABLECO FINANCE LLC, on behalf of itself and its Affiliate assigns

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING III LP By: Fortress Credit Funding III GP LLC, itsGeneral Partner

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING II LP By: Fortress Credit Funding II GP LLC, itsGeneral Partner

By:	/s/
Name:
Title:

FORTRESS CREDIT FUNDING IV LP By: Fortress Credit Funding IV GP LLC, itsGeneral Partner

By:	/s/
Name:
Title:

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BORROWERS

HANDY & HARMAN

By:	/s/
Name:
Title:

OMG, INC.

By:	/s/
Name:
Title:

CONTINENTAL INDUSTRIES, INC.

By:	/s/
Name:
Title:

MARYLAND SPECIALTY WIRE, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN TUBE COMPANY, INC.

By:	/s/
Name:
Title:

CAMDEL METALS CORPORATION

By:	/s/
Name:
Title:

CANFIELD METAL COATING CORPORATION

By:	/s/
Name:
Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

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MICRO-TUBE FABRICATORS, INC.

By:	/s/
Name:
Title:

INDIANA TUBE CORPORATION

By:	/s/
Name:
Title:

LUCAS-MILHAUPT, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION

By:	/s/
Name:
Title:

SUMCO INC.

By:	/s/
Name:
Title:

OMG ROOFING, INC.

By:	/s/
Name:
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE

By:	/s/
Name:
Title:

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED

By:	/s/
Name:
Title:

ELE CORPORATION

By:	/s/
Name:
Title:

ALLOY RING SERVICE INC.

By:	/s/
Name:
Title:

DANIEL RADIATOR CORPORATION

By:	/s/
Name:
Title:

H&H PRODUCTIONS, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC.

By:	/s/
Name:
Title:

HANDY & HARMAN INTERNATIONAL, LTD.

By:	/s/
Name:
Title:

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HANDY & HARMAN PERU, INC.

By:	/s/
Name:
Title:

KJ-VMI REALTY, INC.

By:	/s/
Name:
Title:

PAL-RATH REALTY, INC.

By:	/s/
Name:
Title:

PLATINA LABORATORIES, INC.

By:	/s/
Name:
Title:

SHEFFIELD STREET CORPORATION

By:	/s/
Name:
Title:

SWM, INC.

By:	/s/
Name:
Title:

WILLING B WIRE CORPORATION

By:	/s/
Name:
Title:

SCHEDULE 1
TO
AMENDMENT NO. 22 TO LOAN AND SECURITY AGREEMENT

SCHEDULE 1.24
TO
LOAN AND SECURITY AGREEMENT

Commitments

Lender	Commitments for Supplemental Term Loans	Commitments for Revolving Loans, Term Loans and Equipment Purchase Term Loans	Total Revolving Loan Commitments	Commitments for Term B Loan	Total Commitments
Wachovia Bank, National Association	$4,000,000	$41,000,000	$45,000,000	$0	$45,000,000
Bank of America, N.A.	$0	$30,000,000	$30,000,000	$0	$30,000,000
Ableco Finance LLC	$0	$0	$0	$20,000,000	$20,000,000
Fortress Credit Funding III LP	$0	$0	$0	$15,809,523.81	$15,809,523.81
Fortress Credit Funding II LP	$0	$0	$0	$2,000,000	$2,000,000
Fortress Credit Funding IV LP	$0	$0	$0	$2,190,476.19	$2,190,476.19
Subtotal	$4,000,000	$71,000,000
Total			$75,000,000	$40,000,000	$115,000,000